EXHBIIT 10.2

PROMISSORY NOTE

Dallas, Texas
$1,122,436.00	November 9, 2023

            FOR VALUE RECEIVED, the undersigned, TILLOO EXPLORATION AND PRODUCTION, LLC, a Texas limited liability company (“Obligor”), whose address is 4622 Maple Avenue, Suite 200, Dallas Texas 75219, promises to pay to PACIFIC ENERGY DEVELOPMENT CORP., a Nevada corporation (“PEDCO”), or order, One Million One Hundred and Twenty Two Thousand Four Hundred Thirty-Six Dollars and 00/100 ($1,122,436.00), at PEDCO’S address, 575 N. Dairy  Ashford, Energy Center II, Suite 210, Houston , Texas 77079,  or at such other address provided by PEDCO to Obligor in writing.

            This Note shall bear interest at the rate of ten percent (10.0%) per annum for a term of five (5) years (60 months), commencing on November 9, 2023 (the “Effective Date”), and shall be payable as follows:  (i) during the first twelve (12) months from the Effective Date (the “PIK Period”), no principal or interest payments shall be due or owning, but interest shall accrue and increase the principal amount of this Note (with such increased principal amount accruing interest as well); and (ii) following the PIK Period, fully-amortized payments consisting of principal plus accrued interest shall be due and payable monthly in arrears, which monthly payments shall be due and payable within five (5) business days following the end of each full calendar month thereafter, until paid in full.  The payment schedule is attached hereto as Schedule A.

            The Obligor may prepay all or any portion of the indebtedness that is evidenced by this Note at any time without penalty.

            If default be made in payment under the terms of this Note, the holder shall give notice in writing (electronic mail acceptable) of such fact to the Obligor, and Obligor shall then have thirty (30) days from the date of such notice in which to cure such default.  In the event Obligor fails to timely cure, then the holder may, at its election and without further notice thereof, declare the entire principal sum, together with accrued interest, immediately due and payable.

            Waiver of default, or the remedy of any default in a reasonable manner, shall not operate as a waiver of the default remedied or any prior or subsequent default.

            In the event of a default hereunder, the undersigned agrees to pay all reasonable attorneys’ fees and costs incurred in enforcing this Note.

            For value received, each party to this Note hereby waives demand, presentment, notice of dishonor, default or protest and consents that the holder may, without notice and without releasing the liability of any party hereto, grant extensions or postponements of the time for payment or other indulgences, including any substitution, exchange or release of collateral.

          This Note is secured by a Mortgage and separate Security Agreement and Security Agreement (Pledge of Corporate Securities), each dated of even date herewith (the “Security Documents” and each a “Security Document”), each Security Document creating a lien on certain property specifically described in said Security Document.

EXECUTED AS OF THE DAY AND YEAR WRITTEN ABOVE.

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TILLOO EXPLORATION AND PRODUCTION, LLC

By:	/s/ William S. Montgomery Jr.
William S. Montgomery Jr., Managing Member

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Schedule A

Amortization Schedule

Month	Payment	Interest	Principal	Balance
1	($23,848.45)	($9,353.63)	$0.00	$1,131,789.63
2	($23,848.45)	($9,232.84)	$0.00	$1,141,022.48
3	($23,848.45)	($9,111.05)	$0.00	$1,150,133.52
4	($23,848.45)	($8,988.23)	$0.00	$1,159,121.76
5	($23,848.45)	($8,864.40)	$0.00	$1,167,986.16
6	($23,848.45)	($8,739.53)	$0.00	$1,176,725.69
7	($23,848.45)	($8,613.63)	$0.00	$1,185,339.32
8	($23,848.45)	($8,486.67)	$0.00	$1,193,825.98
9	($23,848.45)	($8,358.65)	$0.00	$1,202,184.64
10	($23,848.45)	($8,229.57)	$0.00	$1,210,414.21
11	($23,848.45)	($8,099.41)	$0.00	$1,218,513.62
12	($23,848.45)	($7,968.17)	$0.00	$1,226,481.80
PIK Period Ends
1	($31,106.75)	($10,220.68)	($20,886.07)	$1,205,595.73
2	($31,106.75)	($10,046.63)	($21,060.12)	$1,184,535.61
3	($31,106.75)	($9,871.13)	($21,235.62)	$1,163,300.00
4	($31,106.75)	($9,694.17)	($21,412.58)	$1,141,887.42
5	($31,106.75)	($9,515.73)	($21,591.02)	$1,120,296.40
6	($31,106.75)	($9,335.80)	($21,770.94)	$1,098,525.46
7	($31,106.75)	($9,154.38)	($21,952.37)	$1,076,573.09
8	($31,106.75)	($8,971.44)	($22,135.30)	$1,054,437.78
9	($31,106.75)	($8,786.98)	($22,319.77)	$1,032,118.02
10	($31,106.75)	($8,600.98)	($22,505.76)	$1,009,612.25
11	($31,106.75)	($8,413.44)	($22,693.31)	$986,918.94
12	($31,106.75)	($8,224.32)	($22,882.42)	$964,036.52
13	($31,106.75)	($8,033.64)	($23,073.11)	$940,963.41
14	($31,106.75)	($7,841.36)	($23,265.39)	$917,698.03
15	($31,106.75)	($7,647.48)	($23,459.26)	$894,238.76
16	($31,106.75)	($7,451.99)	($23,654.76)	$870,584.01
17	($31,106.75)	($7,254.87)	($23,851.88)	$846,732.13
18	($31,106.75)	($7,056.10)	($24,050.65)	$822,681.48
19	($31,106.75)	($6,855.68)	($24,251.07)	$798,430.41
20	($31,106.75)	($6,653.59)	($24,453.16)	$773,977.25
21	($31,106.75)	($6,449.81)	($24,656.94)	$749,320.32
22	($31,106.75)	($6,244.34)	($24,862.41)	$724,457.90
23	($31,106.75)	($6,037.15)	($25,069.60)	$699,388.31
24	($31,106.75)	($5,828.24)	($25,278.51)	$674,109.80
25	($31,106.75)	($5,617.58)	($25,489.17)	$648,620.63
26	($31,106.75)	($5,405.17)	($25,701.57)	$622,919.06
27	($31,106.75)	($5,190.99)	($25,915.75)	$597,003.30
28	($31,106.75)	($4,975.03)	($26,131.72)	$570,871.58
29	($31,106.75)	($4,757.26)	($26,349.48)	$544,522.10
30	($31,106.75)	($4,537.68)	($26,569.06)	$517,953.04
31	($31,106.75)	($4,316.28)	($26,790.47)	$491,162.56
32	($31,106.75)	($4,093.02)	($27,013.73)	$464,148.84
33	($31,106.75)	($3,867.91)	($27,238.84)	$436,910.00
34	($31,106.75)	($3,640.92)	($27,465.83)	$409,444.17
35	($31,106.75)	($3,412.03)	($27,694.71)	$381,749.46
36	($31,106.75)	($3,181.25)	($27,925.50)	$353,823.95
37	($31,106.75)	($2,948.53)	($28,158.21)	$325,665.74
38	($31,106.75)	($2,713.88)	($28,392.87)	$297,272.87
39	($31,106.75)	($2,477.27)	($28,629.47)	$268,643.40
40	($31,106.75)	($2,238.70)	($28,868.05)	$239,775.35
41	($31,106.75)	($1,998.13)	($29,108.62)	$210,666.73
42	($31,106.75)	($1,755.56)	($29,351.19)	$181,315.54
43	($31,106.75)	($1,510.96)	($29,595.78)	$151,719.76
44	($31,106.75)	($1,264.33)	($29,842.42)	$121,877.34
45	($31,106.75)	($1,015.64)	($30,091.10)	$91,786.24
46	($31,106.75)	($764.89)	($30,341.86)	$61,444.38
47	($31,106.75)	($512.04)	($30,594.71)	$30,849.67
48	($31,106.75)	($257.08)	($30,849.67)	($0.00)

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